UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): August 6, 2012

Mimvi, Inc.

(Exact name of registrant as specified in its charter)

000-54074

(Commission File Number)

Nevada	26-0685980
(State or other jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

440 Wolfe Road

Sunnyvale, California 94085

(Address of principal executive offices)

818-746-5816

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Agreement and Plan of Merger

On August 6, 2012, Mimvi, Inc. (the “Company”), and Wolf Acquisition Corporation, a California corporation and wholly-owned subsidiary of the Company (“Merger Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Lone Wolf, Inc., a California corporation (“Lone Wolf”), Eric Rice and DFM Agency, LLC as the Principal Shareholders and Eric Rice as the representative of the equity holders of Lone Wolf.

Pursuant to the terms of the Merger Agreement, and subject to the conditions thereof, Merger Sub will merge with and into Lone Wolf with Lone Wolf continuing as the surviving corporation and wholly-owned subsidiary of the Company in the merger (the “Merger”). At the effective time of the Merger, each share of Lone Wolf Common and Preferred Stock that is issued and outstanding immediately prior to the effective time of the Merger, other than issued and outstanding Lone Wolf Capital Stock that is owned by (i) the Company or Merger Sub, (ii) Lone Wolf as treasury stock or any direct or indirect wholly-owned subsidiary of Lone Wolf or (iii) shareholders that have perfected appraisal rights under California law, will be automatically converted into the right to receive aggregate consideration of 3,800,000 shares of Common Stock of the Company (the “Stock Merger Consideration”). In addition, at the effective time of the Merger, each outstanding option, warrant or other right to acquire Lone Wolf Common Stock, whether or not then vested or exercisable, will be automatically canceled and shall cease to be outstanding, and no consideration shall be delivered in exchange therefor. Fifty percent (50%) of the Merger Consideration shall be placed in escrow for twenty-four (24) months as security for the indemnification obligations of Lone Wolf’s shareholders under the Merger Agreement.

The Merger Agreement contains customary representations, warranties and covenants of the Company, and Merger Sub on the one hand and of Lone Wolf and the Principal Shareholders on the other hand, including, among other things, covenants regarding: (i) the conduct of the business of Lone Wolf and its subsidiaries prior to the consummation of the Merger; (ii) the use of the parties’ reasonable best efforts to cause the Merger to be consummated, including the abstention by Lone Wolf from soliciting, providing information or entering into discussions concerning alternative acquisition proposals relating to Lone Wolf and the solicitation of the consent of the shareholders of Lone Wolf to the Merger.

The representations, warranties, covenants and agreements of the Company and Lone Wolf contained in the Merger Agreement have been made (i) only for purposes of the Merger Agreement, (ii) have been qualified by confidential disclosures made to the other party in disclosure letters delivered in connection with the Merger Agreement, (iii) are subject to materiality qualifications contained in the Merger Agreement which may differ from what may be viewed as material by investors, (iv) were made only as of the date of the Merger Agreement or such other date as is specified in the Merger Agreement and (v) have been included in the Merger Agreement for the purpose of allocating risk between the parties rather than establishing matters as fact. Accordingly, the Merger Agreement is included as an exhibit to this Current Report on Form 8-K only to provide investors with information regarding the terms of the Merger Agreement, and not to provide investors with any other factual information regarding the Company or its business. Investors should not rely on the representations, warranties, covenants and agreements, or any descriptions thereof, as characterizations of the actual state of facts or condition of the Company or any of its subsidiaries or affiliates. In addition, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

The foregoing description of the Merger Agreement is only a summary, does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is filed as Exhibit 2.1hereto and which is incorporated herein by reference.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

EXHIBIT NO.    DESCRIPTION

2.1     Agreement and Plan of Merger, dated as of August 6, 2012, by and among Lone Wolf, Inc., a California corporation; Eric Rice and DFM Agency, LLC (the “Principal Shareholders”), and Eric Rice in his capacity as the Shareholders’ Representative; Mimvi, Inc., a Nevada corporation; and Wolf Acquisition Corporation, a California corporation.

99.1   Press release dated August 6, 2012

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MIMVI, INC.

Date: August 10, 2012	By:	/s/Michael Poutre
Michael Poutre
Chief Executive Officer